UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/14/2006

DRUGSTORE.COM, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-26137

DE	043416255
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

411 108th Ave NE
Suite 1400
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

(425) 372-3200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

The stockholder derivative lawsuit brought against some of the present and former officers and directors of drugstore.com, inc. (the "Company") in King County Superior Court has been dismissed with prejudice.

As previously detailed in the Company's filings with the Securities and Exchange Commission, this lawsuit, which was a consolidation of two cases filed in King County, Washington on August 13, 2004, sought damages for alleged breaches of fiduciary duties by the defendants. On July 14, 1006, Superior Court Judge Mary Roberts granted a motion to dismiss filed by the outside director defendants. Judge Roberts also denied plaintiffs' request for leave to file an amended complaint, effectively ending this action.

The dismissal of the derivative suit follows the November 18, 2005 dismissal of several consolidated securities class action lawsuits against the Company and some of its former officers and directors in the Western District of Washington. With this dismissal, the Company has obtained dismissal of all federal and state securities litigation brought against the Company in 2004.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.

Date: July 17, 2006	By:	/s/ Robert A. Barton
Robert A. Barton
Vice President, Chief Financial Officer and Treasurer